                                                                       EXHIBIT C
                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                                FORTIS AMEV N.V.

     The names of the directors (Supervisory Board) and the names and titles of the executive officers (Executive Board) of Fortis AMEV N.V. ("Fortis AMEV") and their business addresses, principal occupations and citizenship are set forth below.

                                            Present Position With                                           Country
   Name, Business Address                        Fortis AMEV             Present Principal Occupation   of Citizenship
   ----------------------                   ----------------------       ----------------------------   --------------
 Andreas van de Beek                     Member of Supervisory           Managing Director of           The
 c/o Stichting VSB Fonds                 Board                           Stichting VSB Fonds.           Netherlands
 Maliebaan 14
 3581 CN UTRECHT
 The Netherlands

 Jacob Rienk Glasz                       Member of Supervisory           Chairman of the Law Firm of    The
 c/o Trenite van Doorne,                 Board                           Partnership Trenite van        Netherlands
 advocaten en notarissen                                                 Doome.
 De Lairessestraat 133
 1075 HJ AMSTERDAM
 The Netherlands

 Johannis Kraaijeveld van Hemert         Member of Supervisory           Former President of the        The
 Grote Kerksbuurt 36                     Board                           Executive Board and Member     Netherlands
 3311 CB DORDRECHT                                                       of the Supervisory Board of
 The Netherlands                                                         Koninklijke, Bos Kalis
                                                                         Westminster Groep N.V.,
                                                                         Papendrecht (off-shore
                                                                         construction).

 Philippe Speeckaert                     Member of Supervisory           Certified Public Accountant.   Belgium
 c/o Te1eclean                           Board
 Boondaelsesteenweg 6
 Bus 3
 1050 Brussels
 Belgium


 Piet Van Waeyenberge                    Member of Supervisory           Chairman of Asphales, S.A.;    Belgium
 c/o Asphales                            Board                           Chairman of V.E.V. (Vlaams
 Eikelenbergstraat 20                                                    Economisch Verbond - Flemish
 1710 DILBEEK                                                            Economic Association, a body
 Belgium                                                                 of Flemish Executives);
                                                                         Chairman of De Eik and
                                                                         Ecoval (family-owned Food
                                                                         Trading Companies).



                              Page 13 of 88 Pages

 Gerrit Wilmink                          Member of Supervisory           Member of the Committee of     The
 Prins Bemhardlaan 8a                    Board                           Arbitration of the Council     Netherlands
 1942 AA BEVERWIJK                                                       of Arbitration for
 The Netherlands                                                         Nijverheid en Handel; Member
                                                                         of the Supervisory Board of
                                                                         Bouwcentrum B.V. and
                                                                         Kaasfabriek Eyssen v.o.f.

 Annemieke J.M. Roobeek                  Member of Supervisory           Professor of Technology and    The
 Europaplein 115                         Board                           Economy at Nijenrode           Netherlands
 1079 AX Amsterdam                                                       University; Senior Research
 The Netherlands                                                         Fellow of the Royal
                                                                         Netherlands Academy of Art
                                                                         and Sciences (KNAW) at the
                                                                         Faculty of Economics
                                                                         and Econometrics of the
                                                                         University of Amsterdam.

 Hans Bartelds                           Chairman of Executive Board     Chairman of Executive          The
 c/o Fortis/Fortis AMEV NV                                               Board of Fortis AMEV.          Netherlands
 Archimedeslaan 6
 3584 BA UTRECHT
 The Netherlands

 Joop Feilzer                            Member of Executive Board       Member of Executive Board of   The
 c/o Fortis/Fortis AMEV NV                                               Fortis AMEV.                   Netherlands
 Archimedeslaan 6
 3584 BA UTRECHT
 The Netherlands

 Valere Croes                            Member of Executive Board       Managing Director of Fortis    Belgium
 c/o Fortis/Fortis AG                                                    AG.
 Boulevard Emile Jacqmain 53
 1000 Brussels
 Belgium

 Henjo Hielkema                          Member of Executive Board       Chairman of Executive Board    The
 c/o Fortis AMEV NV                                                      of Fortis Nederland NV;        Netherlands
 Archimedeslaan 6                                                        Member of Executive Board of
 3584 BA UTRECHT                                                         Fortis AMEV.
 The Netherlands

 L.J. (Bert) Beugelsdijk                 Member of Executive Board       Member of Executive Board of   The
 c/o Fortis/Fortis AMEV NV                                               Fortis AMEV; Chairman of       Netherlands
 Archimedeslaan 6                                                        Board of management of AMEV
 3584 BA Utrecht                                                         Nederland NV.
 The Netherlands

 Robert A.H. van der Meer                Member of Executive Board       Member of Executive Board of   The
 c/o Fortis/Fortis AMEV NV                                               AMEV; Member of Executive      Netherlands
 Archimedeslaan 6                                                        Board of Fortis Nederland NV.
 3584 BA Utrecht
 The Netherlands

                              Page 14 of 88 Pages

 Nicolaas Jon Westdijk                   Member of Supervisory           Chairman of Managing           The
 c/o Koninklijke Pakhoed N.V.            Board                           Board of Royal Pakhoed N.V.    Netherlands
 Postbus 863
 3000 AW Rotterdam
 The Netherlands

 Johannes Jacobus Sleehte                Member of Supervisory           President of Shell Nederland   The
 c/o Shell Nederland B.V.                Board                           B.V.                           Netherlands
 Postbus 1222
 3000 BE Rotterdam
 The Netherlands

 Kees Rutten                             Director                        Managing Director of Fortis    The
 c/o Fortis Nederland                                                    Nederland                      Netherlands
 3584 BA Utrecht
 The Netherlands


                              Page 15 of 88 Pages